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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF deCODE GENETICS, INC


1. Islensk erfdagreining ehf., an Icelandic private limited company (English name: deCODE genetics ehf,)

2.       MediChem Life Sciences, Inc., a Delaware corporation



                   SUBSIDIARIES OF ISLENSK ERFDAGREINING EHF.

1. Islenskar lyfjarannsoknir ehf., an Icelandic private limited company (English name: Encode ehf.)

2. Islenskar krabbameinsrannsoknir ehf., an Icelandic private limited company (English name: deCODE Cancer ehf.)

3. Vetrargardurinn ehf., an Icelandic private limited company (formerly known as Sturlugata 8, ehf.)



                  SUBSIDIARIES OF MEDICHEM LIFE SCIENCES, INC.

1.       Emerald BioStructures, Inc., a Washington corporation

2.       ThermoGen, Inc., an Illinois corporation

3.       Advanced X-Ray Analytical Services, Inc., an Illinois corporation

4.       MediChem Research, Inc., an Illinois corporation

5.       MediChem Management, Inc., a Delaware corporation